Exhibit 10.2

EQUIPMENT LEASE AGREEMENT

THIS EQUIPMENT LEASE AGREEMENT (this “Lease”), made as of July ___, 2015 (“Effective Date”), between  Z TRIM  HOLDINGS, INC, an Illinois corporation (the “Lessee”), with its office at 1011 Campus Drive, Mundelein,  Illinois 60060, and FORDHAM CAPITAL PARTNERS, LLC, a Delaware limited liability company (the “Lessor”), with its office at 910 Skokie Boulevard, Suite 200, Northbrook, Illinois 60062.

The Lessor does hereby agree to lease to the Lessee those assets described in "Exhibit A" attached hereto and hereby incorporated herein by reference as if fully set forth herein (the "Assets").  The Assets are located at 1011 Campus Drive, Mundelein, Illinois 60060 and 830 Allamakee Street, Waukon, Iowa 52172 (each of the foregoing locations, singularly and collectively, the “Premises”). Lessee has inspected the Assets at the Premises and is concurrently executing and delivering to Lessor an equipment acceptance certificate, confirming to Lessor that the Lessee has unconditionally accepted the Assets for all purposes of this Lease, on a “where is”, “as is” basis.  The Lessee does hereby agree to take full and total responsibility for the Assets on that basis, as of the Effective Date.

1.           Term. The term of this Lease shall commence upon Effective Date and shall continue for twenty-four (24) consecutive months thereafter (such 24-month period, the “Term”).

2.           Rent. (a) Commencing on the Effective Date, Lessee covenants to pay to the Lessor the following monthly rent payments (collectively, the "Rental Obligations"): twenty-four (24) consecutive monthly rent payments in the amount of Fifteen Thousand Eight Hundred and 00/100 Dollars ($15,800.00) each (singularly and collectively, the "Rent") payable on August 8, 2015 and continuing on the eighth (8th) day of each month thereafter, with a final payment due on July 8, 2017.  Lessee shall pay to Lessor a security deposit in the amount of $15,800.00 (the “Security Deposit”) which shall be held by Lessor as security for repayment of the Rental Obligations.   If Lessor shall apply the Security Deposit from time to time to the Rental Obligations, Lessee shall immediately replenish the amount of the Security Deposit so applied, and Lessee grants to Lessor a security interest in the Security Deposit.

(b)         Rent shall be due whether or not Lessee has received any notice that such payments are due. If Lessee fails to pay within two (2) business days of the due date, any Rent or other amount required to be paid to Lessor under this Lease, Lessee shall pay to Lessor a service charge of an additional five (5.0%) percent of any Rent payment or other payment not received by Lessor each thirty (30) days thereafter said payment has not been paid, which service charge shall be payable on the next monthly payment date or on demand, plus interest on such delinquent obligation or other amounts from the due date thereof until paid at a rate equal to twenty two (22.0%) percent per annum (the “Default Rate”). It is expressly understood and agreed by Lessee that failure to make timely payment of any Rent payment or other sum required to be paid by Lessee hereunder within two (2) business days following its due date shall constitute an Event of Default hereunder, and that Lessor may, at Lessor's sole option, accelerate the entire Rental Obligations for the entire balance of the remaining Term and any other amounts owing hereunder without further notice to Lessee, such that the above referenced Default Rate of interest shall be applied against the entire outstanding balance of the obligations owing by Lessee to Lessor under this Lease.  Lessor's notice of a payment default under this subsection (b) and/or under Section 10 may be sent by Lessor to Lessee by email in the form attached hereto as "Exhibit B".

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

(c)         Lessee covenants to Lessor that Lessee shall also pay and shall discharge when due all charges, levees and other obligations of Lessee, including but not limited to, personal property taxes and annual license fees for the use and operation of the Assets, arising hereunder and pursuant hereto. Lessee shall deliver to Lessor copies of paid receipts for all such obligations.

(d)         All Rent shall be paid by Lessee to Lessor at its address set forth in this Lease or as otherwise directed by Lessor in writing. Lessor and Lessee acknowledge and agree that as of the Effective Date, all accounts payable due to Lessee are required to be paid to an account (the “Lockbox Arrangement”) held at American Chartered Bank with account number 10404366 (“Lockbox Account”) under the exclusive control of Lessor. So long as the Lockbox Arrangement remains in place, Lessee hereby directs the holder of the Lockbox Account to pay to Lessor from the Lockbox Account all amounts due and owing to the Lessor under this Lease.   Upon Lessor’s request, Lessee will sign a written direction confirming such direction.

(e)         Any installment of the Rental Obligations that is returned for insufficient funds shall be subject to a charge of Fifty and No/100 Dollars ($50.00) and all service charges and default interest rates shall apply.

3.           Title.  (a)  The Assets shall at all times during this Lease be the sole and exclusive property of Lessor. Lessee hereby acknowledges that Lessor is the owner of the Assets, and further acknowledges that Lessee shall acquire no ownership, title or other property rights in the Assets by reason of this Lease. Lessor is hereby authorized by Lessee at Lessee's expense, to cause this Lease, or any statement or instrument in respect of this Lease showing the interest of Lessor in the Assets, including Uniform Commercial Code Financing Statements, to be filed or recorded against Lessee as debtor, and re-filed and re-recorded, and Lessee grants Lessor the right to execute Lessee's name thereto. Lessee agrees to execute and deliver any statement or instrument requested by Lessor for such purpose, and agrees to pay or reimburse Lessor for any searches, filings, recordings or stamp fees or taxes arising from the filing or recording any such instrument or statement. Lessee shall at its expense protect and defend Lessor's title to the Assets against all persons or entities claiming against or through Lessee, at all times keeping the Assets free from any legal process or encumbrance whatsoever including, but not limited to, liens, attachments, levies and executions, and shall give Lessor immediate written notice thereof and shall indemnify Lessor from any loss or expense caused thereby. Lessor shall have the option, but not the obligation, to cause any such legal process or encumbrance to be released and discharged, and in the event such actions are taken by Lessor, Lessee shall reimburse Lessor for any amounts expended, including reasonable attorney's fees, within five (5) days after receipt of an invoice thereof, and failure to make such reimbursement when due shall be deemed an Event of Default under Section 10.  Upon the request by Lessor, Lessee agrees to label or identify Assets and/or cause a notice to be affixed to the Assets (as the Lessor shall determine in its sole discretion) in such a manner as to indicate that all ownership, right and title of the Assets is vested in and shall remain with the Lessor. Lessee shall not remove any such label or identification without the prior written consent of the Lessor.

(b)         Lessor and Lessee agree that this Lease (i) is a “finance lease” as defined in Article 2A of the Uniform Commercial Code as in effect in the State of Illinois (such Illinois Uniform Commercial Code as in effect from time to time ,the “UCC”), and (ii) is a “true” lease and is not a lease “intended as security”.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

(c)         The Assets are and shall remain personal property even if installed or attached to real property, or imbedded in, permanently resting on, or used as part of real property.  Lessee agrees, upon Lessor’s request, to obtain from the Landlord or owner or entity managing the Premises, a waiver of landlord's or processor’s lien, as applicable, in form supplied by Lessor.  Lessee represents it has full right and lawful authority to enter into this Lease, and in so doing violated no existing agreement of the Lessee.

(d)        Lessee shall cause the Assets to be operated, in accordance with the applicable vendor's or manufacturer's manual of instructions, by competent and qualified personnel, and will not use, maintain, or store the Assets in violation of any applicable regulatory laws or regulations of any governmental agency.

(e)         Lessee hereby acknowledges that in the event any court of law, including, but not limited to, the U.S. Bankruptcy Court, should determine that notwithstanding the parties' intentions, this Lease should be re-characterized as a financing transaction, then, in such event, Lessee does hereby grant to Lessor a security interest in the Assets (and all proceeds, replacements and products thereof) to secure all present and future Obligations. "Obligations" collectively means (i) all Rent and all other amounts now or hereafter payable by Lessee under this Lease, including, without limitation, all late charges, interest, expenses, fees, attorneys' fees and any other sums chargeable to Lessee hereunder, including Recovery Fees, and (ii) all obligations, indebtedness and liabilities now or hereafter owed by Lessee to Lessor under that certain Factoring Agreement with an effective date of May 28, 2015 between Lessee and Lessor (as amended or restated from time to time, the “Factoring Agreement”).  “Recovery Fees” means all fees and expenses incurred by Lessor in connection with (1) any court or bankruptcy proceeding relating to this Lease or any claim or action by any person against Lessor which would not have been asserted were it not for Lessor's relationship with Lessee hereunder or otherwise; (2) actions taken with respect to the Assets and Lessor's security interest or lien therein; and (3) enforcement of any of Lessor's rights and remedies with respect to the Obligations or Assets (including, without limit, any disposition of the Assets by Lessor). The foregoing Recovery Fees shall include, without limitation: (i) reasonable fees, costs and expenses of Lessor's attorneys and paralegals; (ii) auctioneer expenses and fees; and (iii) interest on the foregoing at the Default Rate which shall be part of the Obligations, payable on demand and secured by the Assets. In recognition of Lessor's right to have all Lessor's expenses incurred or to be incurred in connection with this Lease and the fees due Lessor secured by the Assets, Lessor shall not be required to record any discharge of any lien or terminate any security interest unless and until Lessee delivers to Lessor a general release acceptable to Lessor.  It is the intent of the Lessee and Lessor that the rates of interest and other charges under this Lease shall be lawful; therefore, if for any reason the interest or other charges payable under this Lease is found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lessor may lawfully charge Lessee, then the obligation to pay interest and other charges shall automatically be reduced to such limit, and if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Lessee, or at the Lessor's sole election, applied to the outstanding Rent in the inverse order of maturity thereof.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

(f)          TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY SECTIONS 2A-401, 2A-402 AND 2A-508 THROUGH 2A–522 OF THE UCC OR ANY SIMILAR LAWS OR RIGHTS (INCLUDING ANY AND ALL RIGHTS AND REMEDIES NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE, INCLUDING THE UCC) WHETHER ARISING UNDER THE LAWS OF THE STATE OF ILLINOIS OR OTHERWISE, INCLUDING BUT NOT LIMITED TO LESSEE’S RIGHTS TO: (I) CANCEL THIS LEASE, (II) REPUDIATE THIS LEASE OR ASSERT ANY CLAIM OR DEFENSE AGAINST LESSOR, (III) REVOKE ACCEPTANCE OF THE ASSETS, (IV) CLAIM, GRANT OR PERMIT A SECURITY INTEREST IN THE ASSETS, (V) DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSOR’S DEFAULT, IF ANY, UNDER THIS LEASE, (VI) COVER BY MAKING ANY PURCHASE OR LEASE OF OR CONTRACT TO PURCHASE OR LEASE PROPERTY IN SUBSTITUTION FOR THE ASSETS, (VII) RECOVER ANY GENERAL, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, FOR ANY REASON WHATSOEVER AND (VIII) TO COMMENCE LEGAL ACTION AGAINST LESSOR FOR SPECIFIC PERFORMANCE, REPLEVIN, SEQUESTRATION, CLAIM, DELIVERY OR SIMILAR CLAIM WITH RESPECT TO THE ASSETS.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO SELL, LEASE OR OTHERWISE USE ANY ASSETS IN MITIGATION OF LESSOR’S DAMAGES OR WHICH MAY OTHERWISE LIMIT OR MODIFY ANY OF LESSOR’S RIGHTS OR REMEDIES HEREUNDER.  LESSOR AND LESSEE HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING HAS BEEN EXPRESSLY NEGOTIATED BY LESSOR AND LESSEE.

4.          Risk of Loss, Repairs and Replacements. Lessee expressly assumes all risk of loss, damage, theft, destruction or governmental taking of the Assets, whether insured or not, commencing on the Effective Date and ending upon redelivery to Lessor. Lessee agrees to immediately notify Lessor if there is any loss, damage, theft, destruction or governmental taking of any Assets. No loss, damage, theft, destruction or governmental taking of any of the Assets shall relieve Lessee from any of its obligations under this Lease. Lessee shall be obligated to continue paying the scheduled Rents when due hereunder without abatement, notwithstanding any loss, damage, theft, destruction, or governmental taking of or to any of the Assets. Lessee shall, at its own expense, make all repairs to and/or replacements for the Assets during the continuance of this Lease necessary to keep and maintain the Assets in good mechanical condition and repair, including, but not limited to, all repairs occasioned by accident; provided that (i) prior to commencing any repairs or replacements to any of the Assets in excess of $500.00, Lessee shall first obtain the Lessor’s consent to such repairs or replacements, and (ii) in all instances, Lessee shall first provide to Lessor notice of such planned repair or replacement, including information as to the estimated cost and timing of any such repair or replacements, and the who will perform such repair or provide such replacements. With respect to replacements, Lessee shall, at its sole expense, replace the affected Assets with equipment of equivalent value and utility, like or improved and similar kind, and in substantially the same condition as the replaced Assets, causing title to vest in Lessor free and clear of all liens, claims and encumbrances.  All Assets, attachments, accessories and repairs at any time made to or placed upon the Assets or any replacement of parts thereof, shall become part of the Assets covered by this Lease and shall immediately and automatically become the property of Lessor for all purposes. In addition, if any part or accessory of any item of the Assets shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Lessee, at its own expense, shall, within a reasonable time, replace or cause to be replaced such part or accessory. All replacement parts and accessories shall immediately become the property of Lessor (and automatically constitute part of the Assets covered by this Lease) for all purposes, but the parts or accessories replaced shall belong to Lessee.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

5.           Insurance and Taxes.  (a) Lessee shall at all times, commencing on the Effective Date and throughout the Term and until the Assets shall have been delivered to and receipted by Lessor, at its own cost and expense, keep each item of the Assets insured against all risks of loss, damage or destruction, including, but not limited to, burglary, theft, fire, windstorm, explosion, riot, riot attending a strike, civil commotion, vandalism, terrorism, all risks covered by so-called extended coverage endorsements, and such other risks ordinarily insured against by other owners or users of such equipment in similar businesses, and shall likewise obtain public liability insurance for bodily injury and for property damage, and all such insurance shall be in such form and amounts, and with such insurance companies as shall be satisfactory to Lessor. All insurance policies shall name each of Lessee and the Lessor as insured parties and copies of the policies and receipts for the payment of the premiums shall, upon receipt by Lessee, be furnished to Lessor. Each damage policy insuring against loss of or damage to the Assets shall provide for payment of all losses directly to Lessor. Each policy shall provide that it shall not be cancelled without thirty (30) days' prior written notice to Lessor. Each liability policy shall provide that all losses be paid on behalf of Lessee and Lessor as their respective interests appear.

(b)         Lessee shall further, at its own expense, pay when due all taxes, charges and assessments imposed upon the Assets by any governmental entity or agency, together with all interest, late charges, penalties and collection fees, if any. Lessee shall file all returns required therefore and furnish copies to Lessor.

(c)         In case of any failure on the part of Lessee to procure and maintain insurance, or to pay taxes, fees and similar charges, as all hereinbefore specified, Lessor, shall have an option, but not the obligation, after reasonable notice to Lessee (unless an Event of Default shall have occurred under Section 10(a)(vi), (vii) or (ix) in which case no notice shall be required), to effect such insurance, or pay such taxes, fees, or similar charges, as the case may be. In the event such actions are taken by Lessor, Lessee shall reimburse Lessor for any amounts expended within five (5) days of receipt of any invoice therefor, and the failure to make reimbursement when due shall be deemed an Event of Default under Section 10.

6.           Indemnity. Lessee assumes liability for and shall indemnify, protect, save and keep harmless Lessor, its successors, assigns, agents, servants and beneficiaries from and against all losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable attorney's fees, of whatsoever kind and nature imposed upon, incurred by, or asserted against Lessor, or any other party so protected in any way relating to or arising out of this Lease or of the installation, deinstallation, delivery, return, manufacture, purchase, lease, possession, use or other control (including patent or other infringements), condition, operation or maintenance of the Assets, except for such losses, damages, penalties, claims, actions, suits, cost expenses and disbursements, which arise out of the Lessor's act or omissions constituting gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The indemnities contained in this Section shall continue in full force and effect, notwithstanding the termination of this Lease.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

7.          Net Lease.  This Lease is a "Net Lease" and Lessee's obligation to pay all Rent and other amounts payable hereunder to Lessor shall be absolute and unconditional and shall not be subject to, nor shall Lessee assert against Lessor, any claim, defense, abatement, reduction, recoupment, set-off or counter-claim whatsoever (and Lessee hereby irrevocably waives all of the foregoing), including, but not limited to, abatements or reductions due to any present or future claims of Lessee against Lessor hereunder or otherwise. Nor, except as otherwise expressly provided herein, shall this Lease terminate or the obligations of Lessee hereunder be affected, by reason of any defect in, damage to, or loss or destruction of any of the Assets from any cause whatsoever, including any defect in the condition, design, operation or fitness for use of the Assets, any liens, encumbrances, security interests or rights of others with respect to any of the Assets, the taking or requisitioning of the Assets by condemnation or otherwise, the prohibition by government action of Lessee's use of the Assets, the interference with such use by any private person or corporation, the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease.  This Lease is a fully net, non-cancelable lease that cannot be terminated by Lessee for any reason whatsoever prior to the expiration of the Term and Lessor’s receipt of all scheduled nine (9) monthly Rent payments set forth in Section 2 and all other amounts owed by Lessee to Lessor hereunder.  Lessee has no right of prepayment unless agreed to in writing by Lessor.

8.           Disclaimer of Warranties and Waiver of Defenses. LESSOR, BEING NEITHER THE MANUFACTURER, NOR A SUPPLIER, NOR A DEALER IN THE ASSETS, MAKES NO WARRANTY, EXPRESSED OR IMPLIED, TO ANYONE, AS TO THE FITNESS, MERCHANTABILITY, DESIGN, CONDITION, CAPACITY, PERFORMANCE, QUALITY, VALUE, DURABILITY, SUITABILITY, CAPABILITY, PATENT OR TRADEMARK INFRINGEMENT OR ANY OTHER ASPECT OF THE ASSETS OR ITS MATERIAL OR WORKMANSHIP. Lessor further disclaims any liability for loss, damage, or injury to Lessee or third parties as a result of any defects, latent or otherwise, in the Assets whether arising from Lessor's negligence or application of the laws of strict liability. As to Lessor, Lessee leases the Assets "as is". Lessor shall have no obligation to install, maintain, erect, test, adjust, or service the Assets.

9.           Assignability. Without Lessor's prior written consent, Lessee shall not assign, transfer, sublet, lend, hypothecate, or pledge this Lease, or attempt in any mannerly order to dispose of the Assets or any part thereof, and shall not remove the Assets or any part thereof from the Premises, or permit it to be used by anyone other than Lessee or Lessee's employees (or Aveka Nutra Processing, LLC for the specific Equipment at its location).  No assignment or transfer by Lessee, shall in any manner impair, diminish or relieve the Lessee of any of its obligations under this Lease.  Lessor may assign, transfer, or grant or convey a participation or assignment in this Lease and the documents and instruments executed in connection herewith. Notwithstanding any assignment by Lessor, providing Lessee is not in default hereunder, Lessee shall quietly enjoy use of the Assets without interference, disruption or other acts or omissions adversely affecting Lessee's use or enjoyment of the Assets, of, by or from Lessor or anyone claiming by or through Lessor, subject to the terms and conditions of this Lease.  In the event of any such assignment by Lessor, the assignee's rights shall not be subject to any prior claims or offsets of Lessee against the Lessor. Lessee, on receiving written notice of any such assignment together with a duly executed copy of the instrument of assignment, shall thereafter make all Rent payments and other payments due and to become due under this Lease as may be directed in the notice or instrument of assignment and Lessee’s obligation to pay all Rent payments and all other amounts when due hereunder to such assignee shall be absolute and unconditional, and shall not be subject to, nor shall Lessee assert against such assignee, any defense, claim, setoff, counterclaim or recoupment whatsoever that Lessee may have against Lessor or any other person. Following such assignment the term "Lessor" as used in this Lease shall be deemed to include such assignee. Upon notice of assignment by Lessor, Lessee agrees to acknowledge such assignment in writing by executing the notice of assignment furnished by Lessor. Any assignee of Lessor may reassign its rights and interests with the same force and effect as the assignment described herein.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

10.       Defaults; Acceleration; Sale of Assets.  (a) The following events shall constitute an "Event of Default" hereunder:

(i)          The failure of Lessee to pay when due (i) any installment of the Rental Obligations and/or (ii) any other amount under this Lease, and such payment is not made within two (2) business days after the due date thereof;

(ii)        The failure of Lessee to cure any Notice of Cancellation of insurance within five (5) days after the date on which the Insurance Company sends out the Notice to Lessee;

(iii)       Any breach or failure of Lessee to observe or perform any of its other obligations under this Lease and such default shall continue for fifteen (15) days after notice is delivered to Lessee (whether by Lessor or otherwise), specifying such default;

(iv)      Any breach or failure of Lessee to observe or perform any of its obligations under any occupancy or processor agreement for any of the Premises and such default shall continue for fifteen (15) days after notice is delivered to Lessee (whether by Lessor or otherwise), specifying such default;

(v)        Any breach or failure of Lessee to observe or perform any of its obligations under any credit loan agreement secured by the accounts receivable of Lessee and such default shall continue for five (5) days after notice is delivered to Lessee (whether by Lessor or otherwise), specifying such default;

(vi)       Lessee becoming insolvent, making an assignment for the benefit of creditors or consenting to the appointment of a trustee or receiver, or a trustee or receiver being appointed for Lessee or for a substantial part of its property;

(vii)     Any bankruptcy, reorganization, liquidation, arrangement or insolvency proceedings being instituted by or against Lessee; provided, however, that in the case of any such proceeding being involuntarily commenced against Lessee, no default shall arise under this subsection unless and until Lessee shall have failed to discharge such involuntary proceeding within thirty (30) days of its commencement;

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

(viii)    Any of the Assets are attached, levied upon, encumbered, pledged, or seized under any judicial process and such proceedings are not dismissed, vacated or fully stayed within thirty (30) days;

(ix)        Lessor or Lessee is named in or made a party to any action or legal proceeding of any kind, whether in connection with a bankruptcy or insolvency proceeding or otherwise, which in any way challenges or seeks to invalidate this Lease, the Lessor’s title to the Assets, the manner by which Lessor acquired title to the Assets or Lessor’s right to collect any of the scheduled Rent payments or any other amount payable by Lessee under this Lease;

(x)          Lessee defaults in the payment of any amount when due under the Factoring Agreement or any other default occurs thereunder;

(xi)       Any of Lessee’s representations set forth in this Lease or in any related document shall be false, incomplete or misleading in any material respect when made; or

(xii)      Lessee defaults under any loan, extension of credit, security agreement or any other agreement, in favor of any other creditor or person that may materially affect any of Lessee’s property or Lessee’s ability to pay or perform its obligations under this Lease.

(b)        Upon the occurrence of any such Event of Default, Lessor, at its sole option, and in addition to and without prejudice to any other remedies, may elect that the Rental Obligations and all other obligations payable hereunder for the entire remaining balance of the Term be accelerated and be due immediately and payable, and Lessor may repossess and remove the Assets with notice to Lessee. Notwithstanding the foregoing, upon an Event of Default under Section 10(a)vi, 10(a)vii or 10(a)ix, all such Rental Obligations and any other obligations shall become immediately and automatically due and payable without notice of any kind by Lessor to Lessee.  Upon the occurrence of any Event of Default, at Lessor's request, Lessee shall marshal the Assets either on the Premises or deliver such Assets to a location designated by Lessor, all at Lessee's sole cost and expense. Lessor shall have the right, at its option, to sell the Assets to the highest bidder at public auction, at which sale Lessor may be the purchaser, and Lessor may credit bid the outstanding Obligations owed under this Lease to the extent permitted by applicable law.

(c)         Lessee recognizes that the Lessor may be unable to effect a public sale of all or part of the Assets and may be compelled to resort to one or more private sales to a restricted group of purchasers. The Lessee acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner.

(d)        In the event any action is instituted to enforce any of the terms or provision of this Lease, in order to permit the Lessor to then conduct a public auction sale and/or private negotiation sale of the Assets, Lessee shall ensure that Lessor will be provided the use of the Premises or any other premises where the Assets are located at the expense of the Lessee, including all utilities payments, for a period of at least one hundred twenty (120) days from the date that Lessor receives absolute possession of the Assets. Lessee agrees to provide its full cooperation in terms of submitting the names of interested parties who may be desirous of purchasing the Assets in the event of the termination of this Lease at any time prior to the expiration of the Term (as defined below). Any such repossession shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

(e)         UPON THE SALE OF THE ASSETS BY THE LESSOR, WHETHER AT PUBLIC SALE, PRIVATE SALE OR OTHERWISE, LESSEE SHALL REMAIN OBLIGATED TO LESSOR FOR THE AMOUNT EQUAL TO THE DIFFERENCE BETWEEN:

i.	THE TOTAL AMOUNT OF ALL PAYMENTS RECEIVED FROM ANY THIRD PERSON(S) AT SUCH SALE, AND

ii.	THE SUM OF (A) THE AGGREGATE OUTSTANDING RENT (INCLUDING ALL ACCELERATED RENT PAYMENTS FOR THE BALANCE OF THE TERM) AND OTHER AMOUNTS OWED BY LESSEE UNDER THIS LEASE AS OF THE DATE OF SUCH SALE, PLUS (B) ANY OTHER FEES (INCLUDING ATTORNEY’S FEES), COSTS OR EXPENSES DUE TO THE LESSOR UNDER THIS LEASE OUTSTANDING AS OF THE DATE OF SUCH SALE.

(f)          All of Lessor's rights and remedies are cumulative and in addition to any rights or remedies available at law or in equity including the UCC, and may be exercised concurrently or separately. The acceptance of Rent by Lessor after it is due shall not be deemed to be a waiver of any breach by Lessee of its obligations under this Lease. Lessee hereby waives any right to require the Lessor to mitigate its damages following an Event of Default.

(g)        Lessor shall have the right, following an Event of Default, to obtain an inspection of the Assets performed by a certified company selected by Lessor.  Lessee shall pay to Lessor upon demand, Lessor’s out-of-pocket costs of such inspection

11.       Return and Inspection of the Assets. (a) At the termination of this Lease, Lessee will surrender the Assets to the Lessor in good condition, reasonable wear and tear and depreciation from proper use excepted. Subject to Section 4, Lessee shall not change or alter the Assets except with the prior written consent of the Lessor. Lessee shall be responsible for any loss of or damage to the Assets from casualty, misuse or otherwise. In the event a controversy arises as to the condition of the Assets, the factory representative for the manufacturer of the Assets involved will be the sole judge and arbiter as to whether or not said condition is due to ordinary wear and tear or due to some other causes. Lessee agrees to pay Lessor for damages other than those attributed to ordinary wear and tear by said representative. Expenses for said inspection shall be paid by and shall be the sole expense of the Lessee. Assets returned to Lessor shall be properly prepared for shipment by a reputable common carrier (or other means of transportation acceptable to Lessor) by Lessee at Lessee's expense, and shipped freight prepaid to the address within the continental United States of America designated by Lessor. Lessor may, for the purpose of inspection, after no less than three (3) days prior notice, at all reasonable times during regular business hours, enter upon any job, building or place where the Assets are located. During any such inspection, Lessor shall use commercially reasonable efforts to minimize disruption to Lessee's business and operations.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

(b)        It is agreed and understood that in the event the Lessee shall at any time during the Term return the Assets to the Lessor, for any reason, the Lessor will then be provided the use of the Premises or any other premises where the Assets are so located at the expense of the Lessee, including all utilities, for a period of at least one hundred twenty (120) days from the time Lessor receives absolute possession of the Assets free and clear of liens, encumbrances or court orders, to permit the Lessor time to then conduct a public auction sale and/or private negotiation sale of the Assets. Lessee agrees to provide its full cooperation in terms of submitting the names of interested parties who may be desirous of purchasing the Assets in the event of the termination of this Lease at any time prior to expiration of the Term.

12.       Representations and Covenants of Lessee.  Lessee covenants, represents and warrants to Lessor that:

(a)         Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Lease and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

(b)        Neither the execution of this Lease, nor the performance of its terms, shall result in any breach of, or constitute a default under, or violation of, Lessee's articles of incorporation, bylaws, or any agreement to which Lessee is a party or by which Lessee is bound.

(c)         No approval, consent or withholding of objection is required from any governmental authority with respect to the entering into, or performance of the lease by Lessee.

(d)        The information concerning Lessee set forth in this Lease and the Exhibits attached hereto, and any document, statement or certificate furnished or to be furnished to Lessor pursuant hereto does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading in any material respect. Lessee has disclosed to Lessor all material facts presently known to Lessee pertaining to the transaction contemplated by this Lease and the Exhibits hereto. Copies of all documents heretofore or hereafter delivered or made available to Lessor pursuant to this Lease were or will be complete and accurate copies of such documents.

(e)         At no time during the Term shall Lessee, cause, permit or suffer any of the Assets be moved, transferred or relocate, whether temporarily or permanently, from the Premises, without the prior written consent of Lessor.

(f)          At all times during the Term, Lessee shall cause the Landlord or owner or entity managing the Premises, to enter into and maintain in full force and effect a landlord’s waiver or processor agreement, as applicable, in form and content acceptable to the Lessor permitting Lessor to enter on to the Premises and to exercise its remedies under this Lease, including, but not limited to, Lessor’s rights and remedies set forth in Section 10 above.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

13.       Purchase Option. Notwithstanding anything contained in this Lease, provided that, (a) no Event of Default shall have occurred and be continuing on the date Lessee elects to purchase the Assets, which purchase date must be on or after July 8, 2016 but on or prior to the scheduled expiration date of the Term on July 8, 2017 (the “Expiration Date”), and (b) Lessee notifies Lessor in writing of its decision to exercise its option to purchase the Assets, not more than thirty (30) days prior to the purchase date, nor later than thirty (30) days prior to the Expiration Date, Lessor shall have an option to purchase all, but not less than all, the Assets during the available periods described below for the following applicable purchase price (such applicable purchase price, the “Purchase Price”):

(a)  Purchase date is between months 12-18:  $425,000.00.

(b)  Purchase date is between months 19-23:  $360,000.00.

(c)  Purchase date is during month 24:  $325,000.00.

Lessee shall not have the option to purchase the Equipment prior to July 8, 2016.

            Unless the Lessee delivers to Lessor at the time of closing evidence satisfactory to the Lessor that sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the Assets from to Lessee have been paid, the Purchase Price shall be increased by the amount of any sales and/or transfer taxes.  In addition to the Purchase Price, the Lessee shall pay to Lessor an administrative charge to be determined by the Lessor on a commercially reasonable basis to reimburse expenses incurred by the Lessor in connection with the exercise of the purchase option, including, but not limited to, reasonable attorney fees and costs. The aforesaid purchase option shall expire on the Expiration Date if not timely elected by Lessee and exercised by Lessee on or prior to the Expiration Date.

14.       Binding Effect. This Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective successors and assigns.

15.       Waiver. Forbearance on the part of Lessor to exercise any right or remedy available hereunder upon Lessee's breach of the terms, covenants and conditions of this Lease or Lessor's failure to demand the punctual performance thereof shall not be deemed a waiver: (a) of such right or remedies; (b) of the requirement of punctual performance; or (c) of any subsequent breach or default on the part of Lessee. Any waiver of any default by Lessor must be in a writing signed by Lessor and shall relate on to such specifically identified default and only for such specified instance and in no event shall constitute a waiver of any other default or any other instance of the same default.

16.       Additional Security. To secure the payment of all present and future Obligations under this Lease, Lessee does hereby grant to Lessor a security interest in all of the Lessee's Accounts and Inventory (each as defined in the UCC) whether now owned or hereafter acquired, together with all proceeds of any of the foregoing (all of the foregoing collectively, the "Collateral").

17.       Notices. All notices required or permitted to be given under this Lease shall be in writing and delivered personally, by e-mail, by overnight air courier service, or by U.S. certified or registered mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below or at the e-mail address below; and the same shall be effective upon receipt if delivered personally or if sent by e-mail, one business day after depositing with an overnight air courier, or two business days after depositing in the U.S. mail. For purposes of notices hereunder, the e-mail addresses of the parties is as follows:

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

Lessee:	Z Trim Holdings, Inc.
1011 Campus Drive
Mundelein, Illinois 60060
mailto: ________________________

Lessor:	Fordham Capital Partners, LLC
910 Skokie Boulevard, Suite 200
Northbrook, Illinois 60062
mailto: jmaselli@fordhamcapitalpartners.com

18.       Time of Essence. Lessee acknowledges and agrees that time is of the essence in making payments of all amounts due the Lessor under this Lease and in the performance and observance by the Lessee of each covenant, agreement, provision and term of this Lease.

19.      Chattel Paper.  Only the sole ink-signed original of this Lease signed by Lessee and Lessor and marked "Original" shall constitute "Chattel Paper" under the UCC and be sufficient to transfer the Lessor’s rights in this Lease and all rents and other payments now or hereafter owed by Lessee hereunder.  Lessee acknowledges receiving a counterpart of this Lease marked "Duplicate" and further acknowledges that such counterpart received by Lessee shall not be deemed "chattel paper" under the Uniform Commercial Code.   Lessee further acknowledges that Lessor will maintain possession of said “Original” of this Lease unless Lessor hereafter pledges it to an assignee of Lessor in connection with a future assignment of this Lease by Lessor.

20.       Miscellaneous.

(a)         This Lease constitutes the entire understanding and agreement of the parties as to the matters set forth in this Lease. No alteration of or amendment to this Lease shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. No amendment or waiver of any provision of this Lease nor consent to any departure by Lessee herefrom shall in any event be effective unless the same shall be given in writing and signed by the Lessor and Lessee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Lessee acknowledges that it has been advised by counsel in connection with the execution of this Lease and all related lease documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Lease. The parties acknowledge that each party and its counsel have reviewed this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any amendments or exhibits thereto;

(b)        It is the parties' intention that this Lease be interpreted in such a way that it is valid and effective under applicable law.  However, if a court of competent jurisdiction, in a final determination, finds any provision of this Lease to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Lease.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Lease shall not affect the legality, validity or enforceability of any other provision of this Lease;

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

(c)      To the extent that Lessee makes a payment or payments to Lessor or Lessor receives any payment or proceeds of the disposition of the Assets for Lessee’s benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations  or part thereof intended to be satisfied shall be automatically reinstated as of the date of such invalidation, declaration, set aside or repayment, and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by Lessor, notwithstanding any termination hereof. In such event, Lessee shall be and remain liable to Lessor for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lessor with interest accruing thereon from and after the date of such amount is so repaid or recovered, notwithstanding any termination of this Lease, calculated at the Default Rate, until such reinstated Obligations shall be paid in full to Lessor.

(d)     All covenants, agreements, representations, warranties and indemnities made herein shall survive the consummation of this Lease and shall continue in full force and effect for so long as any Rent payments or any other Obligations remain outstanding and unpaid.

21.      Governing Law and Venue. This Lease shall be subject to, and governed by, the laws of the State of Illinois without regard to the conflict of laws principles thereof.  The Lessee agrees that, subject to the Lessor's sole and absolute election, all legal actions or proceedings in any manner or respect arising out of or related to this Lease shall be brought and litigated only in courts having situs in Cook County, Illinois; and Lessee hereby consents to and submits to the jurisdiction of any local, state or federal court located within Cook County, Illinois, and hereby waives any right Lessee may have to transfer or change the venue of any such legal action or proceeding.  Lessee further agrees that the Lessor shall have the right to proceed against Lessee or its properties in a court in any location necessary to enable the Lessor to obtain a judgment against Lessee or to realize on any security for this Lease, or to enforce a judgment or other court order entered in favor of the Lessor. Lessee waives any objection it may have to the location of the court in which the Lessor has commenced a proceeding described in this paragraph. Lessee irrevocably consents to the service of any legal actions or proceedings brought in accordance with this paragraph above by the delivery of copies of such process to Lessee at its address set forth in Section 17.

22.       Waiver of Jury Trial.  The Lessee and the Lessor each waive irrevocably the right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this Lease or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith, or (b) arising from any relationship existing in connection with this Lease, and agree that any such action or proceeding shall be tried before a court and not before a jury.

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

IN WITNESS WHEREOF, the undersigned does hereby execute this Lease the date first above written.

LESSEE:
Z TRIM HOLDINGS, INC.,
an Illinois corporation

By:	/S/ Anthony Saguto
Name:	Anthony Saguto
Its:	Chief Financial officer

STATE OF ILLINOIS

COUNTY OF Lake)

Before me, a Notary Public in and for said County, on this 17th day of July, 2015, personally appeared Anthony Saguto, the Chief Financial Officer of Z TRIM HOLDINGS, INC., who executed the foregoing agreement on behalf of said corporation.

/S/ Adam Blackshaw, Notary Public
County of Lake, State of Illinois
My commission expires: 03/13/19

LESSOR:
FORDHAM CAPITAL PARTNERS, LLC,
an Illinois limited liability company

By:	/S/ John Maselli
Name:	John Maselli
Its:	Chief Credit Officer

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

STATE OF ILLINOIS	)
) §§
COUNTY OF COOK	)

Before me, a Notary Public in and for said County, on this     day of July, 2015, personally appeared ___________________________  ,the _____________________________ of FORDHAM CAPITAL PARTNERS, LLC, who executed the foregoing agreement on behalf of said limited liability company.

__________________________________, Notary Public County of , State of Illinois My commission expires:

Z Trim Holdings, Inc. Equipment Lease Agreement (2015)

"Exhibit A"
Assets

(See attached)

"Exhibit B"

Emailed Notice of Payment Default

Z Trim Holdings, Inc.
1011 Campus Drive
Mundelein, Illinois 60060
c/o Email Address: _______________@_________

____________, 201__

Re:  Notice of Payment Default

Gentlemen:

This email constitutes notice to Z Trim Holdings, Inc. as lessee ("Lessee") pursuant to Sections 2 and 10 of the Equipment Lease Agreement dated as of July__, 2015 (the "Lease") between Fordham Capital Partners, LLC as lessor ("Lessor") and Lessee as lessee that a payment default has occurred under the Lease, and is described as follows:________________________________________________________________________________.

Sincerely,

Fordham Capital Partners, LLC

By:
Name:
Email Address:	@

Initials:	Lessor:
Lessee: